Exhibit 10.4

Consultant Form

Participant Name:	[_]
Number of Restricted Stock Units subject to Award:	[_]
Date of Grant:	[_]

Vapotherm, Inc.

2018 Equity Incentive Plan

Restricted Stock Unit Award Agreement

This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units granted by Vapotherm, Inc. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the Vapotherm, Inc. 2018 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”).  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.Grant of Restricted Stock Unit Award.  The Company grants to the Participant on the date set forth above (the “Date of Grant”) the number of restricted stock units (the “Restricted Stock Units”) set forth above giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each Restricted Stock Unit forming part of the Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2.Vesting; Cessation of Engagement.

(a)

Vesting.  Unless earlier terminated, forfeited, relinquished or expired, 100% of the Restricted Stock Units will vest on [_], subject to the Participant continuing to provide services to the Company (the “Engagement”) through such vesting date pursuant to the [Insert Agreement name] between the Participant and the Company dated [Insert Date], as may be amended from time to time.  In the event Company determines, in its sole discretion, that Participant has satisfactorily completed the Services, as that term is defined in the Statement of Services between the Participant and the Company dated [Insert Date], before [Date Agreement ends], the Administrator may elect to accelerate the vesting of all or a portion of the Restricted Stock Units as of the date on which the Services have been completed.

(b)

Cessation of Engagement.  Automatically and immediately upon the cessation of the Participant’s Engagement the unvested portion of this Award will terminate and be forfeited for no consideration. [Note – consider Employee version of language that follows on case by case basis as an alternative to what is drafted above: (i) the unvested portion of this Award will terminate and be forfeited for no consideration, and (ii) the vested portion of this Award, if any, will terminate and be forfeited for no consideration if the Participant’s Employment is terminated for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).]

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3.Delivery of Shares.  Subject to Section 4 below, the Company shall, as soon as practicable upon the vesting of any portion of the Award (but in no event later than thirty (30) days following the date on which such Restricted Stock Units vest), effect delivery of the Shares with respect to such vested Restricted Stock Units to the Participant (or, in the event of the Participant’s death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

4.Forfeiture; Recovery of Compensation.  By accepting this Award, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of this Award, under this Award, including the right to any Shares acquired under this Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as the Restricted Stock Units.  Nothing in the preceding sentence may be construed as limiting the general application of Section 9 of this Agreement.

5.Dividends; Other Rights.  This Award may not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any subsidiary prior to the date on which the Company actually delivers Shares to the Participant.  The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which any such Share is delivered to the Participant hereunder.  The Participant will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.

6.Restrictions on Transfer.  This Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

7.Taxes.

(a)

The Participant is responsible for satisfying and paying all taxes arising from or due in connection with the grant, vesting, and settlement of the Restricted Stock Units or the disposition of any Shares delivered in settlement of this Award.  The Company will have no liability or obligation related to the foregoing.

(b)

This Award is intended to be exempt from Section 409A of the Code as a short-term deferral thereunder and shall be construed and administered in accordance with that intent.  Notwithstanding the foregoing, in no event will the Company or any of its subsidiaries have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

8.Effect on Engagement.  Neither the grant of this Award, nor the issuance of Shares upon the vesting of this Award, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries or have the Engagement continue, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her Engagement at any time.

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9.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been made available to the Participant.  By accepting this Award, the Participant agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

10.Acknowledgements.  The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

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The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

Vapotherm, Inc.

By:

Name:

Title:

Agreed and Accepted:

By
Participant’s Name

Signature Page to Restricted Stock Unit Award Agreement

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